Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Cadmus Communications Corporation (the "Company") on Form S-8 (relating to the Company's 1997 Non-Employee Director Stock Compensation Plan) of our reports dated July 28, 1998 included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1998 and to all references to our Firm included in this registration statement.


                                         /s/  ARTHUR ANDERSEN LLP

Richmond, Virginia
December 18, 1998